UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2015

Fulton Financial Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	0-10587	23-2195389
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Penn Square Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 291-2411

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events.

Sale of Notes

On June 11, 2015, Fulton Financial Corporation (“Fulton Financial”) issued and sold $150,000,000 aggregate principal amount of its 4.50% Subordinated Notes due 2024 (the “Notes”). The Notes are a further issuance of the $100,000,000 aggregate principal amount of 4.50% Subordinated Notes due 2024 issued by Fulton Financial on November 17, 2014. The Notes were sold pursuant to an Underwriting Agreement, dated June 8, 2015 (the “Underwriting Agreement”), between Fulton Financial and Sandler O’Neill & Partners, L.P., as representative of the underwriters listed therein. The Notes were offered and sold pursuant to Fulton Financial’s registration statement on Form S-3 (Registration No. 333-197730) filed with the Securities and Exchange Commission on July 30, 2014, and the prospectus contained therein, as supplemented by the prospectus supplement dated June 8, 2015. Fulton Financial received approximately $147.9 million in net proceeds, after underwriting discounts and commissions and offering expenses, from the sale of the Notes. The Underwriting Agreement is attached hereto as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Notes were issued pursuant to an Indenture, dated as of November 17, 2014, as supplemented by the First Supplement Indenture, dated November 17, 2014, between Fulton Financial and Wilmington Trust, National Association, as trustee. The Form of 4.50% Subordinated Notes due 2024 is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. Sullivan & Cromwell LLP and Barley Snyder LLP have each opined on the validity of the Notes. The opinions of Sullivan & Cromwell LLP and Barley Snyder LLP, and their respective consents, are included as Exhibit 5.1 and Exhibit 5.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Redemption of Trust Preferred Securities

On June 11, 2015, Fulton Financial provided notice to Wilmington Trust Company, in its capacity as the institutional trustee for Fulton Capital Trust I (the “Trust”) and as the indenture trustee under the Indenture, dated January 26, 2006, between Fulton Financial and Wilmington Trust Company (the “TRUPS Indenture”), that Fulton Financial has called its 6.29% Junior Subordinated Deferrable Interest Debt Securities due 2036 (the “Junior Subordinated Debentures”) for redemption in connection with the occurrence of a Capital Treatment Event, as defined in the TRUPS Indenture.

In accordance with the Amended and Restated Declaration of Trust, dated as of January 26, 2006, by and among Fulton Financial, Wilmington Trust Company, as institutional trustee, Wilmington Trust Company, as Delaware trustee, the Administrators named therein and the holders from time to time of undivided beneficial interests in the assets of the Trust, upon the redemption of the Junior Subordinated Debentures, which are the sole assets of the Trust, the proceeds will be simultaneously applied to redeem all of the outstanding 6.29% Capital Securities and 6.29% Common Securities (such securities, collectively, the “Trust Securities”) issued by the Trust. The redemption price to be paid by the Trust for the Trust Securities will be equal to the liquidation amount of the Trust Securities to be redeemed plus any unpaid interest accrued thereon to, but excluding, the date of redemption.

The redemption date for the Junior Subordinated Debentures and the Trust Securities will be July 11, 2015.

Forward-Looking Statements

Statements made in this Current Report on Form 8-K regarding the anticipated redemption of the Junior Subordinated Debentures are forward-looking statements. Fulton Financial may be unable to redeem the Junior Subordinated Debentures. Risks and other factors that could cause the redemption of the Junior Subordinated Debentures not to be completed, or to be completed with different terms, include market conditions, as well as other risks listed from time to time in Fulton Financial’s filings with the SEC, including but not limited to, Fulton Financial’s annual and quarterly reports. Fulton Financial has no obligation to revise or update any forward-looking statements, other than as imposed by law, as a result of future events or new information. Readers are cautioned not to place undue reliance on such forward-looking statements.

Item 9.01 – Financial Statements and Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated June 8, 2015, between Fulton Financial Corporation and Sandler O’Neill & Partners, L.P., as representative of the underwriters named therein.

4.1	Form of 4.50% Subordinated Notes due 2024.

5.1	Opinion of Sullivan & Cromwell LLP.

5.2	Opinion of Barley Snyder LLP.

23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

23.2	Consent of Barley Snyder LLP (included in Exhibit 5.2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fulton Financial Corporation

Date: June 11, 2015	By:	/s/ Daniel R. Stolzer
Daniel R. Stolzer Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated June 8, 2015, between Fulton Financial Corporation and Sandler O’Neill & Partners, L.P., as representative of the underwriters named therein.

4.1	Form of 4.50% Subordinated Notes due 2024.

5.1	Opinion of Sullivan & Cromwell LLP.

5.2	Opinion of Barley Snyder LLP.

23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

23.2	Consent of Barley Snyder LLP (included in Exhibit 5.2).

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